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                                                                 EXHIBIT 10.17



                               November 18, 1994



TO:      Wayne Spraggins

FROM:    Richard H. Monk, Jr.


         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 1995. You will participate in the plan based on an individual percentage award of 50%.

         For fiscal 1995, the amount of your actual incentive award will be based on two factors: (1) Financial Goals, and (2) Personal Goals, as set forth below.

                                Financial Goals

         The Financial Goals for your fiscal 1995 award are as follows:

                                                Corporate
                                            Operating Earnings
                    Performance           (Thousands of Dollars)
                       Level                     (EBDLIT)
                       -----                     --------
                        50%                      $50,000
                       100%                       60,000

         The portion of your actual incentive award based on Financial Goals will be determined by multiplying your total base salary paid in fiscal 1995 times your individual percentage award times the Performance Level achieved as set forth above and will be calculated by the Company. Any such award will be prorated when the Performance Level achieved falls between the 50% and 100% levels. No incentive award based on Financial Goals will be paid if the Performance Level is below 50%, and no additional incentive award will be paid for any financial results which exceed the 100% Performance Level.

                                 Personal Goals

         An additional incentive award of up to 25% of your individual percentage award may be made to you based upon successful achievement, as determined by the Company, of your Personal Goals for fiscal year 1995. A copy of your Personal Goals in attached.

       The general guidelines of the plan for fiscal 1995 are as follows:
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Wayne Spraggins
November 18, 1994
Page 2

         1. Operating earnings (EBDLIT) will be defined as reported in the Company's financial statements.

         2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

         3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be on or after fiscal year end).

         4. In the event you are reassigned or given a new position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.


                                          /s/ Richard Monk
                                          ----------------------
                                              Richard Monk

RHMJr/cas

Acknowledged: /s/ Wayne Spraggins
              -------------------

Date:            11-21-94
      ---------------------------
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                                   CORPORATE
                           FISCAL 1995 PERSONAL GOALS

Wayne Spraggins

1.       All reporting cost centers to operate at or below budget.

2. Fully implement new trucking cost reporting system to better isolate operating results of trucking department by business segment; i.e., Avondale, non-Avondale, intermill, etc.

3.       Devise a system that monitors raw material cost optimization.

4.       Meet budgeted Division raw material recovery goals as follows:

         a.   Avondale Fabrics   94.7 %
         b.   Avondale Yarns     93.55%
         C.   Walton Fabrics     94.1 %

5. Meet safety goals of 0 lost time and 0 recordable injuries for both the Cotton and the Purchasing Departments.